Exhibit 8.2

767 Fifth Avenue
New York, NY 10153-0119
+1 212 310 8000 tel
+1 212 310 8007 fax

June 7, 2022

Neogen Corporation
620 Lesher Place
Lansing, Michigan 48912

Ladies and Gentlemen:

We have acted as counsel to Neogen Corporation, a Michigan corporation (“Parent”), in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the “SEC”) of a registration statement on Form S-4 (as amended and together with the prospectus contained therein and all exhibits thereto, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the Agreement and Plan of Merger, dated as of December 13, 2021 (together with all exhibits thereto, the “Merger Agreement”), by and among 3M Company, a Delaware corporation, Garden SpinCo Corporation, a Delaware corporation (“SpinCo”), Parent and Nova RMT Sub Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Parent. Any capitalized terms used but not otherwise defined herein have the meaning given to such terms in the Merger Agreement.

In providing our opinion, we have examined the Transaction Documents, the IRS Ruling Request, the Registration Statement and such other documents as we have deemed necessary or appropriate for purposes of this opinion. In addition, we have assumed that (i) the transaction will be consummated in accordance with the provisions of the Transaction Documents (and no transaction or condition described therein will be waived by any party) and as described in the IRS Ruling Request and the Registration Statement, (ii) the statements and representations concerning the transactions and the parties thereto set forth in the Transaction Documents, the IRS Ruling Request and the Registration Statement are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, (iii) the statements and representations made by Parent and SpinCo in their respective representation letters dated the date hereof and delivered to us for purposes of this opinion (the “Representation Letters”) are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time and, where relevant, following the Effective Time, (iv) any such statement or representation set forth in the Transaction Documents, the IRS Ruling Request, the Registration Statement or the Representation Letters that is qualified by belief (including, without reason to believe to the contrary), knowledge, intention, materiality or any comparable or similar qualification, is and will be true, complete and correct as if made without such qualification, (v) the parties to the Merger Agreement and their respective subsidiaries will treat the transactions for U.S. federal income tax purposes in a manner consistent with this opinion, (vi) each party has complied with and will continue to comply with its obligations, covenants and agreements contained in the Transaction Documents and the IRS Ruling Request and (vii) there will be no change in applicable U.S. federal income tax law from the date hereof through the Effective Time. If any of the above described assumptions is untrue for any reason or if the transaction is consummated in a manner that is different from the manner described in the Transaction Documents, the IRS Ruling Request, the Registration Statement or the Representation Letters, this opinion may be adversely affected. We have not undertaken any independent investigation of any factual matter set forth in any of the foregoing.

June 7, 2022 Page 2

Based upon and subject to the foregoing, and our consideration of such other matters of fact and law as we have considered necessary or appropriate, we hereby confirm that, subject to the assumptions, exceptions, limitations and qualifications set forth herein and in the Registration Statement, the discussion set forth in the Registration Statement under the caption “MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE DISTRIBUTION AND THE MERGER—Treatment of the Merger”, insofar as such discussion constitutes statements of U.S. federal income tax law, constitutes our opinion as to the material U.S. federal income tax consequences of the Merger to U.S. Holders (as defined in the Registration Statement).

We express no opinion on any issue relating to the tax consequences of the transactions contemplated by the Transaction Documents, the IRS Ruling Request or the Registration Statement other than the opinion set forth above. Our opinion set forth above is based on the Code, Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and judicial precedents, all as of the date hereof. The foregoing authorities may be repealed, revoked or modified, and any such change may have retroactive effect. Any change in applicable laws or facts and circumstances surrounding the Merger, or any inaccuracy in the statements, facts, assumptions and representations on which we have relied may affect the validity of the opinion set forth herein. We assume no responsibility to inform Parent of any such change or inaccuracy that may occur or come to our attention.  In addition, our opinion is being delivered prior to the consummation of the Merger and therefore is prospective and dependent on future events.

This opinion is furnished to you solely in connection with the Registration Statement and this opinion is not to be relied upon for any other purpose without our prior written consent. We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Weil, Gotshal & Manges LLP